UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 2, 2013

ZAP
(Exact name of Registrant as specified in its charter)

California	001-32534	94-3210624
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

501 Fourth Street Santa Rosa, CA	95401
(Address of Principal Executive Offices)	(Zip Code)

(707) 525-8658
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

Three of the seven directors of the board of ZAP, Steve Schneider, Mark Abdou and Alex Wang took improper board actions based on a board meeting held on December 31st, 2012, without a quorum and announced a change of control of the board of ZAP on December 31, 2012, and terminated Co-CEO Chuck Schillings and financial controller Michael Ringstad.  The majority directors of the board, Priscilla Lu (Chairman), Goman Chong, Co Nguyen, and Aileen Kao are investigating this matter and will follow up with necessary legal actions to revoke the improper appointment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAP

Dated: January 2, 2013	By:	/s/ Priscilla M. Lu
Priscilla M. Lu
Chairman of the Board